uBid.com signs new $25 Million Credit Facility

Chicago, IL - May 10, 2006 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., today announced that it has closed a new three year, $25 million secured revolving credit facility with Wells Fargo Bank, NA (NYSE:WFC). Management intends to use the facility to fund channel expansion and working capital needs.

Robert H. Tomlinson Jr., President and Chief Executive Officer stated, “Securing a substantial credit facility is an important step in uBid.com’s transformation and represents a vote of confidence from the financial community, given the status of Wells Fargo as a premier lender to small cap growth companies. He added, “The availability of capital will now allow us to execute on our plan to expand uBid.com’s online marketplace for wholesale, surplus and salvage assets. Ultimately, we’ve strengthened our balance sheet and enhanced our ability to execute our business model over the next several years.”

About uBid.com Holdings, Inc.
uBid.com Holdings, Inc. operates an online marketplace located at www.uBid.com offering new, close-out, overstock and refurbished merchandise to both consumers and businesses through a trusted auction style and fixed price format. uBid.com provides consumers the opportunity to bid on or buy a wide variety of popular, brand name products at significant discounts. uBid.com's unique platform enables only certified suppliers and manufacturers a more efficient and economical channel for maximizing revenue of their surplus merchandise. Furthermore, uBid.com offers consumers a trusted buying environment, eliminating potential fraud by certifying all its merchants and processing 100% of all transactions between buyers and sellers. uBid.com, Holdings, Inc. is publicly traded on the Nasd OTC bulletin board (OTC BB: UBHI)..

SEC Filings and Forward-Looking Statements
Additional information about uBid.com is in the company's annual report on Form 10-K, filed with the Securities and Exchange Commission.

Certain statements made in this release are forward-looking statements, including the following statement, "The availability of capital will now allow us to execute on our plan to expand uBid.com’s online marketplace for wholesale, surplus and salvage assets. Ultimately we’ve strengthened our balance sheet and enhanced our ability to execute our business model over the next several years.” Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc..